[Cellular Products, Inc. Logo]

                                                      Exhibit 99

                           News Release

                     "For Immediate Release"
                          July 17, 1996

             Company Contact:  Mr. Michael S. Durski
                               Vice President/CFO (716) 882-0920


     BUFFALO, NEW YORK, July 17, 1996 - Cellular Products, Inc. (NASDAQ:CELP), announced today that Mr. Jeffrey N. Meshulam, the Company's co-founder, President and director has resigned from his position and from the Board of Directors. Mr. Meshulam has accepted a position working with Dr. Robert Gallo at the Institute of Human Virology in Baltimore, Maryland.

     The Company also announced that James C.D. Hengst, Ph.D. has been appointed President, Chief Operating Officer and a director, formerly Vice President, Research, Development and Operations. Mr. Michael S. Durski has been appointed Vice President, Chief
Financial Officer, Treasurer and a director.

     Cellular Products, Inc. is engaged in the development and marketing of biotechnology products for research purposes.